UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broadway, New York, New York		10012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On June 18, 2013, Take-Two Interactive Software, Inc. (the “Company”) consummated its previously announced offering of $250 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2018 (the “Notes”). The underwriters may exercise their option to purchase up to an additional $37.5 million principal amount of Notes to cover over-allotments on or before the date that is 30 days from June 12, 2013.

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-189246) (the “Registration Statement”), including the prospectus supplement dated June 12, 2013 (the “Prospectus Supplement”) to the prospectus contained therein dated June 12, 2013, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this offering, the legal opinion as to the legality of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

The offering of the Notes was made pursuant to that certain Indenture, dated as of June 18, 2013 (the “Base Indenture”), as supplemented by that certain Supplemental Indenture, dated as of June 18, 2013 (together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee.

The Notes are senior unsecured obligations of the Company, ranking equal in right of payment with all of the Company’s existing or future unsubordinated indebtedness. The Notes will bear interest at a rate of 1.00% per year, payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2014. The Notes will mature on July 1, 2018, unless earlier repurchased by the Company or converted pursuant to their terms.

Prior to January 1, 2018, the Notes will be convertible only upon specified events and, thereafter, at any time before the close of business on the business day preceding July 1, 2018, into shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock. The conversion rate will initially be 46.4727 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $21.52 per share), subject to adjustment upon certain customary events. If a holder elects to convert its notes in connection with certain fundamental changes, the Company will pay, to the extent described in the Indenture, a make-whole premium by increasing the number of shares deliverable upon the conversion of the Notes. The Company will not have the right to redeem the Notes prior to maturity.

This description of the Indenture is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture and the Form of Global Note included in the Supplemental Indenture (the “Global Note”), which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

4.1	Indenture, dated as of June 18, 2013, by and between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as Trustee.

4.2	Supplemental Indenture, dated as of June 18, 2013, between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as Trustee, to Indenture, dated as of June 18, 2013, between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as Trustee.

4.3	Form of Global Note (included in Exhibit 4.2).

5.1	Opinion of Willkie Farr & Gallagher LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Lainie Goldstein

Lainie Goldstein
Chief Financial Officer

Date: June 18, 2013

EXHIBIT INDEX

Exhibits	Description

4.1	Indenture, dated as of June 18, 2013, by and between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as Trustee.

4.2	Supplemental Indenture, dated as of June 18, 2013, between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as Trustee, to Indenture, dated as of June 18, 2013, between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as Trustee.

4.3	Form of Global Note (included in Exhibit 4.2).

5.1	Opinion of Willkie Farr & Gallagher LLP